Exhibit 99.1
10x Genomics Reports First Quarter 2024 Financial Results
PLEASANTON, Calif. April 30, 2024 – 10x Genomics, Inc. (Nasdaq: TXG), a leader in single cell and spatial biology, today reported financial results for the first quarter ended March 31, 2024.
Recent Highlights
•Revenue was $141.0 million for the first quarter, a 5% increase over the corresponding period of 2023, driven by Spatial revenue.
•Shipped Visium HD Spatial Gene Expression, enabling whole transcriptome spatial discovery at single cell-scale resolution.
•Shipped two major new Chromium products powered by GEM-X, the next generation of the company's leading single cell technology architecture, enabling higher performance at larger scale and lower cost.
•Shipped the Xenium multi-modal cell segmentation product and a new gene panel optimized for immuno-oncology applications.
“We delivered four major new products this quarter, which set a new standard for single cell and spatial biology,” said Serge Saxonov, Co-founder and CEO of 10x Genomics. “In its first quarter, Visium HD helped drive strong growth in Spatial. We also had a significant number of customers trial our new GEM-X products, contributing to lower quarter-end orders for Chromium. Overall, we're encouraged by the early enthusiasm, adoption and feedback from customers and believe these new launches will help accelerate growth as we move through the year.”
First Quarter 2024 Financial Results
Revenue was $141.0 million for the first quarter of 2024, a 5% increase from $134.3 million for the corresponding prior year period.
Gross margin was 66% for the first quarter of 2024, as compared to 73% for the corresponding prior year period. The decrease in gross margin was primarily due to change in product mix driven by Xenium instruments.
Operating expenses were $154.4 million for the first quarter of 2024, a 3% increase from $150.4 million for the corresponding prior year period. This increase was driven by higher legal expenses and costs for facilities and information technology partially offset by lower personnel expenses, including stock-based compensation.
Operating loss was $61.5 million for the first quarter of 2024, as compared to $52.0 million for the corresponding prior year period. Operating loss includes $36.1 million of stock-based compensation for the first quarter of 2024, as compared to $42.1 million of stock-based compensation for the corresponding prior year period.
Net loss was $59.9 million for the first quarter of 2024, as compared to a net loss of $50.7 million for the corresponding prior year period.
Cash and cash equivalents and marketable securities were $371.8 million as of March 31, 2024.
2024 Financial Guidance
10x Genomics is maintaining its previously announced full year 2024 revenue guidance of $670 million to $690 million, representing 8% to 12% growth over full year 2023 revenue.

Webcast and Conference Call Information
10x Genomics will host a conference call to discuss the first quarter 2024 financial results, business developments and outlook after market close on Tuesday, April 30, 2024 at 1:30 PM Pacific Time / 4:30 PM Eastern Time. A webcast of the conference call can be accessed at http://investors.10xgenomics.com. The webcast will be archived and available for replay at least 45 days after the event.
About 10x Genomics
10x Genomics is a life science technology company building products to accelerate the mastery of biology and advance human health. Our integrated solutions include instruments, consumables and software for single cell and spatial biology, which help academic and translational researchers and biopharmaceutical companies understand biological systems at a resolution and scale that matches the complexity of biology. Our products are behind breakthroughs in oncology, immunology, neuroscience and more, fueling powerful discoveries that are transforming the world’s understanding of health and disease. To learn more, visit 10xgenomics.com or connect with us on LinkedIn or X (Twitter).
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. All statements included in this press release, other than statements of historical facts, may be forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "might," "will," "should," "expect," "plan," "anticipate," "could," "intend," "target," "project," "contemplate," "believe," "see," "estimate," "predict," "potential," "would," "likely," "seek" or "continue" or the negatives of these terms or variations of them or similar terminology, but the absence of these words does not mean that a statement is not forward-looking. These forward-looking statements include statements regarding 10x Genomics, Inc.'s product momentum, potential, progress and launches, our expected performance advantages and benefits of using our products and services, customer usage and adoption of our products and our financial performance and results of operations, including our expectations regarding revenue and guidance. These statements are based on management's current expectations, forecasts, beliefs, assumptions and information currently available to management. Actual outcomes and results could differ materially from these statements due to a number of factors and such statements should not be relied upon as representing 10x Genomics, Inc.'s views as of any date subsequent to the date of this press release. 10x Genomics, Inc. disclaims any obligation to update any forward-looking statements provided to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law. The material risks and uncertainties that could affect 10x Genomics, Inc.'s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's most recently-filed 10-K for the fiscal year ended December 31, 2023 and the company’s 10-Q for the quarter ended March 31, 2024 to be filed with the Securities and Exchange Commission (SEC) and elsewhere in the documents 10x Genomics, Inc. files with the SEC from time to time.
Disclosure Information
10x Genomics uses filings with the Securities and Exchange Commission, our website (www.10xgenomics.com), press releases, public conference calls, public webcasts and our social media accounts as means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD.

Contacts
Investors: investors@10xgenomics.com
Media: media@10xgenomics.com

10x Genomics, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023
Revenue (1)	$141,006	$134,285
Cost of revenue (2)	48,092	35,895
Gross profit	92,914	98,390
Operating expenses:
Research and development (2)	68,638	67,098
Selling, general and administrative (2)	85,774	83,280
Total operating expenses	154,412	150,378
Loss from operations	(61,498)	(51,988)
Other income (expense):
Interest income	4,736	3,869
Interest expense	(1)	(19)
Other expense, net	(1,040)	(1,516)
Total other income	3,695	2,334
Loss before provision for income taxes	(57,803)	(49,654)
Provision for income taxes	2,146	1,093
Net loss	$(59,949)	$(50,747)

Net loss per share, basic and diluted	$(0.50)	$(0.44)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	119,394,180	115,619,869

(1)The following table represents revenue by source for the periods indicated (in thousands). Spatial products includes the Company’s Visium and Xenium products:

	Three Months Ended March 31,
	2024	2023
Instruments
Chromium	$7,850	$11,626
Spatial	17,603	7,550
Total instruments revenue	25,453	19,176
Consumables
Chromium	83,927	101,096
Spatial	26,408	11,282
Total consumables revenue	110,335	112,378
Services	5,218	2,731
Total revenue	$141,006	$134,285
The following table presents revenue by geography based on the location of the customer for the periods indicated (in thousands):

	Three Months Ended March 31,
	2024	2023
Americas
United States	$75,637	$76,281
Americas (excluding United States)	3,993	2,515
Total Americas	79,630	78,796
Europe, Middle East and Africa	34,721	28,422
Asia-Pacific
China	13,924	14,031
Asia-Pacific (excluding China)	12,731	13,036
Total Asia-Pacific	26,655	27,067
Total Revenue	$141,006	$134,285
(2)Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
(in thousands)	2024	2023
Cost of revenue	$2,033	$1,461
Research and development	16,888	17,780
Selling, general and administrative	17,208	22,860
Total stock-based compensation expense	$36,129	$42,101

10x Genomics, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$355,781	$359,284
Marketable securities	16,033	29,411
Accounts receivable, net	91,305	114,832
Inventory	83,189	73,706
Prepaid expenses and other current assets	20,785	18,789
Total current assets	567,093	596,022
Property and equipment, net	269,486	279,571
Operating lease right-of-use assets	62,850	65,361
Goodwill	4,511	4,511
Intangible assets, net	16,129	16,616
Other noncurrent assets	2,844	3,062
Total assets	$922,913	$965,143
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,216	$15,738
Accrued compensation and related benefits	20,670	30,105
Accrued expenses and other current liabilities	42,424	56,648
Deferred revenue	14,296	13,150
Operating lease liabilities	11,127	11,521
Total current liabilities	108,733	127,162
Operating lease liabilities, noncurrent	81,049	83,849
Deferred revenue, noncurrent	9,787	8,814
Other noncurrent liabilities	4,510	4,275
Total liabilities	204,079	224,100
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	2	2
Additional paid-in capital	2,063,657	2,025,890
Accumulated deficit	(1,344,369)	(1,284,420)
Accumulated other comprehensive loss	(456)	(429)
Total stockholders’ equity	718,834	741,043
Total liabilities and stockholders’ equity	$922,913	$965,143